                                                                  EXHIBIT 10.134



================================================================================


                               LOAN AGREEMENT

                               BY AND BETWEEN

                        PONCE-NICASIO BROADCASTING, A
                             LIMITED PARTNERSHIP

                                     AND

                          PAXSON COMMUNICATIONS OF
                             SACRAMENTO-29, INC.

                                     FOR

                         TELEVISION STATION KCMY-TV
                           SACRAMENTO, CALIFORNIA

                                   *  *  *

                              SEPTEMBER 6, 1996


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
                               TABLE OF CONTENTS

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ARTICLE I        AMOUNT AND TERMS OF THE LOANS  ............................. 2
         Section 1.1      The Loan  ......................................... 2
         Section 1.2      The Promissory Note ............................... 2
         Section 1.3      Interest  ......................................... 2
         Section 1.4      Principal ......................................... 3
         Section 1.5      Mandatory Prepayment  ............................. 3
         Section 1.6      Information ....................................... 3
         Section 1.7      Prepayment  ....................................... 3
         Section 1.8      Payments; Payment on Non-Business Days  ........... 3
         Section 1.9      Taxes ............................................. 3

ARTICLE II       CLOSING  ................................................... 4
         Section 2.1      Closing ........................................... 4

ARTICLE III      SECURITY ................................................... 4
         Section 3.1      Security Interest ................................. 4
         Section 3.2      Pledge Agreements ................................. 4
         Section 3.3      Collateral Assignments  ........................... 4

ARTICLE IV       CONDITIONS OF LENDING  ..................................... 5
         Section 4.1      Conditions Precedent to Loan  ..................... 5
         Section 4.2      Compliance  ....................................... 7

ARTICLE V        REPRESENTATIONS AND WARRANTIES ............................. 7
         Section 5.1      Existence and Standing  ........................... 7
         Section 5.2      Authorizations, Compliance with Laws  ............. 7
         Section 5.3      Capitalization  ................................... 8
         Section 5.4      No Consent  ....................................... 8
         Section 5.5      Binding Obligations ............................... 8
         Section 5.6      Litigation  ....................................... 9
         Section 5.7      No Default  ....................................... 9
         Section 5.8      Compliance with Laws  ............................. 9
         Section 5.9      Taxes ............................................. 9
         Section 5.10     Title to Properties ............................... 9
         Section 5.11     Absence of Undisclosed Liabilities  ............... 9
         Section 5.12     Solvency  .......................................  10
         Section 5.13     Claims  .........................................  10
         Section 5.14     Material Misstatement ...........................  10
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ARTICLE VI       COVENANTS OF BORROWER  ...................................  10
         Section 6.1      Affirmative Covenants ...........................  10
         Section 6.2      Negative Covenants  .............................  12
         Section 6.3      Reporting Requirements  .........................  15

ARTICLE VII      EVENTS OF DEFAULT  .......................................  16
         Section 7.1      Events of Default ...............................  16
         Section 7.2      Effect of Event of Default  .....................  18

ARTICLE VIII     MISCELLANEOUS  ...........................................  19
         Section 8.1      No Waiver; Cumulative Remedies  .................  19
         Section 8.2      Amendments  .....................................  19
         Section 8.3      Conflicts .......................................  19
         Section 8.4      Address for Notices .............................  19
         Section 8.5      Expenses  .......................................  20
         Section 8.6      Binding Effect; Assignment  .....................  20
         Section 8.7      Governing Law; Venue  ...........................  21
         Section 8.8      Severability of Provisions  .....................  21
         Section 8.9      Headings  .......................................  22
         Section 8.10     Rights Affected by Extensions ...................  22
         Section 8.11     Survival of Representations and Warranties ......  22
         Section 8.12     FCC Compliance  .................................  22
         Section 8.13     Further Assurances  .............................  22
         Section 8.14     Indemnification .................................  23
         Section 8.15     Maximum Interest  ...............................  23
         Section 8.16     Subsidiary  .....................................  24
         Section 8.17     No Joint Ventures ...............................  24

                               LIST OF EXHIBITS

                 Exhibit 1     --       Promissory Note
                 Exhibit 2     --       Security Agreement
                 Exhibit 3     --       Pledge Agreements
                 Exhibit 4     --       Collateral Assignment
                 Exhibit 5     --       Acknowledgment and Consent
                 Exhibit 6     --       Acknowledgment and Estoppel Agreement



                              LIST OF SCHEDULES

             Schedule 5.3      --       Partnership Interests
             Schedule 5.11     --       Unsecured Creditors
             Schedule 5.13     --       Claims

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of this 6th day of September, 1996, is by and between PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 ("Lender"), and PONCE-NICASIO BROADCASTING, A LIMITED PARTNERSHIP, a California limited partnership having its principal offices at 3100 Gold Nugget Way, Placerville, California 95667 ("Borrower").


                              W I T N E S S E T H:

         WHEREAS, Borrower owns and operates television station KCMY-TV, Channel 29, Sacramento, California (the "Station"), pursuant to authorizations issued by the Federal Communications Commission ("FCC");

         WHEREAS, Borrower and Lender have entered into an Option Agreement dated as of September 6, 1996 (the "Option Agreement"), pursuant to which Lender grants to Borrower an option to require Lender to purchase substantially all of the assets of the Station, and Borrower grants to Lender an option to require Borrower to sell substantially all of the assets of the Station, pursuant to the terms of an Asset Purchase Agreement to be entered into by Lender and Borrower upon the exercise of either such option (the "Purchase Agreement");

         WHEREAS, Lender has agreed to make a loan to Borrower in the total principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000);

         WHEREAS, such loan shall be evidenced by a promissory note in the same amount, which shall be issued by Borrower and dated as of the date hereof;

         WHEREAS, Ponce-Nicasio Broadcasting, Inc., a California corporation and the sole general partner of Borrower ("General Partner"), and certain limited partners of Borrower (the "Pledging Limited Partners") own in the aggregate 50.4 percent of the partnership interests of the Borrower (the General Partner and the Pledging Limited Partners are collectively, the "Partners"), have agreed to grant Lender a security interest in all of their respective partnership interests of Borrower (the "Pledged Interests") as collateral security for the obligations of Borrower hereunder;

         WHEREAS, Borrower and Lender have entered into a Time Brokerage Agreement, dated as of the date hereof (the "Time Brokerage Agreement" and, together with the Option

Agreement and Purchase Agreement, the "Transaction Documents"), pursuant to which Lender agrees to provide programming for broadcast on the Station.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Lender, Borrower and the Partners agree as follows:

ARTICLE I        AMOUNT AND TERMS OF THE LOANS

         Section 1.1 The Loan. Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to Borrower in an aggregate principal amount not to exceed at any one time outstanding Eight Million Five Hundred Thousand Dollars ($8,500,000) (the "Loan").

         Section 1.2 The Promissory Note. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note"), payable to the order of Lender and representing the obligation of Borrower to pay Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.4. All references to the "Note" in this Loan Agreement, the Security Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement, the Collateral Assignment (each as defined in this Loan Agreement) and in such other agreements and documents executed and delivered in connection with this Loan Agreement shall be deemed to be references to the Note referred to in this Section.

         Section 1.3 Interest. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to seven percent. Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Loan. The first payment of interest to Lender shall be due on the fifth day of the first month following disbursement of all or any portion of the Loan, at which time all accrued but unpaid interest shall become due and payable. Thereafter, accrued interest shall be paid monthly on or before the fifth day of each month until all principal and interest hereunder is paid in full at the repayment or maturity of the Loan. If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or fifteen percent (15%) from the date due thereof until paid in full.

         Section 1.4 Principal. Subject to the terms of Section 1.5, the outstanding principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and payable on the fifth anniversary of the funding of the Loan (the "Maturity Date").

         Section 1.5 Mandatory Prepayment. Notwithstanding anything in this Agreement to the contrary, upon (a) any termination of the Option Agreement, Purchase Agreement or Time Brokerage Agreement in accordance with their respective terms or (b) the closing of a sale of substantially all of the Station's assets or the partnership interests of Borrower to any party other than Lender or any affiliate of Lender, if Borrower fails to exercise its Put Option prior to the expiration of the Put Termination Date and Lender fails to exercise its Call Option prior to the expiration of the Call Termination Date (as such terms are defined in the Option Agreement), Lender shall have no further obligation to make any Loans hereunder and the entire outstanding principal balance and all accrued but unpaid interest thereon and all other amounts owed by Borrower to Lender hereunder shall be due and payable within thirty (30) days following such termination.

         Section 1.6 Information. Borrower agrees to furnish to Lender such information as Lender may reasonably request in connection with the Loan or the Station, including, without limitation, copies of invoices or other evidence of the expenses incurred by Borrower in connection with the operation of the Station.

         Section 1.7 Prepayment. Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than that for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000) or an integral multiple thereof. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.

         Section 1.8 Payments, Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note. Payments of principal, interest or any other amounts due hereunder or under the Note shall be made by wire transfer or by delivery of a check by overnight courier to Lender in accordance with wire instructions provided by Lender or at Lender's address specified in Section 8.4, as the case may be, or by such other method as may be agreed upon by Borrower and Lender.

         Section 1.9 Taxes. All sums payable by Borrower hereunder or under the Note, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, assessments, deductions, withholdings, and other governmental charges and all liabilities with respect thereto. If Borrower is prohibited by law from making payments hereunder or under the Note free of such deductions or withholdings, then Borrower shall pay such additional amount as may be necessary in order that the actual amount received by Lender after such deduction or withholding shall equal the full amount stated to be payable hereunder or under the Note.

ARTICLE II       CLOSING

         Section 2.1 Closing. The closing of the transactions contemplated by this Agreement shall occur, subject to the satisfaction of all of the conditions set forth in Article IV, on the date hereof (the "Closing Date") at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036; provided, however, that Lender and Borrower agree to use their reasonable best efforts to conduct the closing by mail.

ARTICLE III      SECURITY

         Section 3.1 Security Interest. As partial security for the Loan, Borrower shall execute and deliver to Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement").

         Section 3.2 Pledge Agreements. As further security for the Loan, on or before the Closing Date, (a) the Partners shall execute and deliver to Lender a pledge agreement in the form of Exhibit 3-A hereto (the "Partnership Pledge Agreement"), pursuant to which the Partners pledge to Lender all of their respective rights and interests in the Pledged Interests as collateral security for the Borrower's obligations hereunder and (b) each stockholder of the General Partner (the "Stockholders") shall execute and deliver to Lender a pledge agreement in the form of Exhibit 3-1B hereto (the "Stock Pledge Agreement"), pursuant to which the Stockholders pledge to Lender all of their rights and interests in all of the issued and outstanding capital stock of General Partner (the "Stock") as collateral security for the Borrower's obligations hereunder.

         Section 3.3 Collateral Assignments. As further security for the Loan, on or before the Closing Date, Borrower shall execute and deliver to Lender a Collateral Assignment of Lease in the form of Exhibit 4 hereto (the "Collateral Assignment"), pursuant to which Borrower assigns for security to Lender all of Borrower's right, title and interest in and to the Radio Tower Lease Agreement dated July 1, 1990 (the "Lease"), between Borrower and Halldark Enterprises, Inc. ("Lessor"). In the event that, following the Closing Date,

Borrower enters into or assumes the lessee's interest under any other lease for the Station's transmitter site, it shall execute and deliver to Lender a Collateral Assignment substantially in the form of Exhibit 4 with respect to such other lease. If requested by Lender, Borrower shall also deliver to Lender with respect to any such other lease an Acknowledgment and Estoppel Agreement in the form of Exhibit 6 hereto executed by the landlord under such lease.

ARTICLE IV                CONDITIONS OF LENDING

         Section 4.1 Conditions Precedent to Loan. The obligation of Lender to disburse the Loan hereunder is subject to the following conditions precedent:

                 (a) The Option Agreement and Time Brokerage Agreement shall be in full force and effect and Borrower shall have complied in all material respects with its obligations thereunder.

                 (b) Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to Lender:

                          (i)     The Note, duly executed and delivered by
Borrower;

                          (ii)    The Security Agreement, together with
appropriate UCC-1 forms, duly executed and delivered by Borrower;

                          (iii)   The Partnership Pledge Agreement, duly
executed and delivered by the Partners;

                          (iv)    The Acknowledgment and Consent attached
hereto as Exhibit 5, duly executed by the General Partner and each limited partner of Borrower (the "Consent");

                          (v)     The Stock Pledge Agreement together with
share certificates for the Stock and blank stock powers, duly executed and delivered by the Stockholders;

                          (vi)    Certified copies of the resolutions of the
Board of Directors of Borrower's general partner evidencing approval of the execution, delivery and performance of this Agreement, the Note and the Security Agreement and other matters contemplated hereby;

                          (vii)   Certified copies of the resolutions of the
Board of Directors of other Partners evidencing approval of the execution, delivery and performance of this Agreement, the Partnership Pledge Agreement and the other matters contemplated hereby;

                          (viii)  Certified copies of the resolutions of the
Board of Directors of the Stockholders evidencing approval of the execution, delivery and performance of this Agreement and the Stock Pledge Agreement and the other matters contemplated hereby;

                          (ix)    Certificate of Good Standing for Borrower
from the State of California issued no more than ten (10) days prior to the Closing Date;

                          (x)     Certificates of Good Standing for the General
Partner and each other Partner that is a corporation or limited partnership from its respective state of organization issued no more than ten (10) days prior to the Closing Date;

                          (xi)    Copies of UCC, judgment and tax lien searches
in each jurisdiction in which collateral covered by the Security Agreement is located, naming Borrower and the Partners as debtors;

                          (xii)   A pay-off letter and such termination
statements as are required to terminate all security interests held by Union Bank in any part of the collateral covered by the Security Agreement, each duly executed by Union Bank;

                          (xiii)  Pay-off letters from other secured creditors
of Borrower;

                          (xiv)   The Collateral Assignment, duly executed and
delivered by Borrower;

                          (xv)    Copies of the certificates evidencing the
insurance required to be maintained by Borrower pursuant to Section 6.l(e); and

                          (xvi)   Such other agreements, certificates, opinions
of counsel and documents that Lender may reasonably require.

                 (c) In addition to the foregoing, Borrower shall use its reasonable best efforts to obtain an Estoppel Agreement in the form of Exhibit 6 hereto duly executed by Lessor and shall use its best efforts to obtain an Estoppel Agreement in the form of Exhibit 6 hereto duly executed by Great Western Broadcasting as lessor under the master lease referred to in paragraph 12 of the Lease.

         Section 4.2 Compliance. All of the representations and warranties of Borrower in this Loan Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, Borrower shall deliver to Lender a certificate, dated as of such date and signed by an executive officer of Borrower, certifying compliance with the conditions of this Section 4.2. The disbursement of the Loan to Borrower shall, in and of itself, constitute a representation and warranty that Borrower, as of the date of the Loan, is in compliance with this Section and if Borrower is not in compliance with this Section, Lender shall not be required to disburse the Loan to Borrower.

ARTICLE V        REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents and warrants as follows:

         Section 5.1 Existence and Standing. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business and in good standing under the laws of any other jurisdiction in which it conducts its business, and has all requisite power and authority, partnership or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, the Collateral Assignment, the Security Agreement, and all other documents that have been or will be executed and delivered by Borrower pursuant to this Agreement (the foregoing documents, together with the Partnership Pledge Agreement and the Stock Pledge Agreement, are collectively, the "Loan Documents") .

         Section 5.2 Authorizations, Compliance with Laws. The execution, delivery and performance by Borrower of this Agreement, the Note, the Collateral Assignment, the Security Agreement, and all other documents required to be executed and delivered by Borrower pursuant to this Agreement, and the execution, delivery and performance by the Partners of the Partnership Pledge Agreement and by the Stockholders of the Stock Pledge Agreement, have been duly authorized by all necessary action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower, the Partners, the Stockholders or the Station or (B) any provision of the certificate of limited partnership or agreement of limited partnership of Borrower or the Articles of Incorporation or By-laws of the Partners; or (ii) result in a breach of or constitute a default under any agreement or instrument to which Borrower, the Stockholders or the Partners is a party or by which their properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon Borrower's properties or assets other than as contemplated by this Agreement.

         Section 5.3 Capitalization. The Partners listed on Schedule 5.3 own beneficially and of record all of the partnership interests of Borrower specified as owned by them on such Schedule. The Stockholders own beneficially and of record all of the capital stock of the General Partner. All of the partnership interests of Borrower and all of the capital stock of the General Partner have been duly and validly issued, are fully paid and nonassessable and are free and clear of any liens, security interests or other claims or encumbrances, except those granted to Lender pursuant to the terms of this Loan Agreement and the other Loan Documents. Neither Borrower nor the Partners has any commitment or obligation, either firm or conditional, to issue, deliver, purchase or sell, under any offer, option agreement, bonus agreement, purchase plan, incentive plan, compensation plan, warrant, conversion rights, contingent share agreement, stockholders agreement, partnership agreement or otherwise, any Pledged Interests or other equity securities or securities convertible into Pledged Interests, except for any such commitment or obligation that complies with clauses (i), (ii) or (iii) of Section 6.2(e) hereof.

         Section 5.4 No Consent. Except for such filings with and approvals of the FCC that may be required in connection with the exercise by Lender of its rights under the Loan Documents upon an Event of Default, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, is or will be necessary for the valid execution, delivery and performance by Borrower of this Agreement, the Note, the Collateral Assignment, the Security Agreement, or any other document required to be executed and delivered by Borrower pursuant to this Agreement, by the Partners of this Agreement or the Partnership Pledge Agreement or by the Stockholders of this Agreement or the Stock Pledge Agreement.

         Section 5.5 Binding Obligations. This Agreement, the Note, the Collateral Assignment, the Security Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement and all other documents required to be executed and delivered by Borrower, Stockholders or the Partners pursuant to this Agreement have been executed and delivered by a duly authorized officer of Borrower, or, in the case of the Partnership Pledge Agreement, by the Partners, or, in the case of the Stock Pledge Agreement, by the Stockholders, and constitute legal, valid and binding obligations of Borrower, in the case of the Partnership

Pledge Agreement, of the Partners, or, in the case of the Stock Pledge Agreement, by the Stockholders, enforceable in accordance with their respective terms.

         Section 5.6 Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties or the Partners before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Station or Borrower.

         Section 5.7 No Default. Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

         Section 5.8 Compliance with Laws. Borrower has complied with all applicable federal, state and local laws. Borrower has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

         Section 5.9 Taxes. Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of Borrower in conformity with generally accepted accounting principles).

         Section 5.10 Title to Properties. Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of Lender.

         Section 5.11 Absence of Undisclosed Liabilities. Except for (i) obligations arising under the rules and regulations of the FCC, (ii) obligations under the Loan Documents, (iii) liabilities and obligations incurred pursuant to the terms of the Transaction Documents, (iv) unsecured indebtedness for borrowed money not in excess of $1,000,000, a complete and accurate list of each such creditor and the amount owed to each such creditor is set forth in Schedule 5.11 hereto, and (v) liabilities incurred in the ordinary course of business (other than for borrowed money), Borrower has on the date hereof no material liabilities or obligations relating to the Station or otherwise of any nature, whether accrued, absolute, contingent or otherwise.

         Section 5.12 Solvency. Borrower has received, or has the right to receive, consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will Borrower be rendered insolvent by the execution and delivery of this Agreement, the Note or the other Loan Documents to Lender. Borrower is not engaged, and, after the application of proceeds of the Loan to redeem certain partnership interests of Borrower and the distribution of proceeds of the Loan to certain partners of Borrower, Borrower is not about to engage, in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder and under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts beyond its ability to pay them as they mature.

         Section 5.13 Claims. Schedule 5.13 is an accurate and complete list, in all material respects, of all debts owed to or claims held by Borrower.

         Section 5.14 Material Misstatement. No statement made herein or information, exhibit or report furnished by Borrower to Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

ARTICLE VI                COVENANTS OF BORROWER

         Section 6.1 Affirmative Covenants. So long as the Note shall remain unpaid, Borrower hereby covenants and agrees that it will:

                 (a) Payment of Obligations. So long as Lender shall have made the payments to Borrower required by the terms of the Time Brokerage Agreement, it being understood that any failure by Lender to make such payments as a result of a breach by Borrower of the Time Brokerage Agreement shall not excuse Borrower from complying with its obligations under this Section 6.1(a), pay punctually and discharge when due: (i) the Notice of Apparent Liability for Forfeiture in the amount of $20,000 assessed by the FCC's Mass Media Bureau against the Borrower by letter dated March 29, 1995; (ii) all indebtedness, other than the indebtedness listed on Schedule 5.11, hereafter incurred; (iii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iv) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (ii), (iii) and (iv) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of Borrower in accordance with generally accepted accounting principles.

                 (b) Preservation of Existence. Preserve and maintain its respective existence, rights, franchises and privileges in the jurisdiction of its organization.

                 (c) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                 (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of its properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as Borrower, and promptly upon execution thereof provide to Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name Lender as an additional loss payee or additional insured, as applicable, and shall provide that Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                 (f) Operations in Ordinary Course. Continue to operate its business in the ordinary course.

                 (g) Perfection of Liens. Do all things reasonably requested by Lender to preserve and perfect as first liens and security interests the liens and security interests of Lender arising pursuant to the Security Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement, the Collateral Assignment or any other agreement required hereunder.

                 (h) FCC Approval. If counsel to Lender reasonably determines that the consent of the FCC is required in connection with the performance of this Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement, the Security Agreement, the Collateral Assignment or any other document delivered to Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then Borrower, at Lender's expense at any time prior to the occurrence of an Event of Default (as defined in Article VII hereof), and at Borrower's expense at any time after the occurrence of an Event of Default, agrees to use its best efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent.

                 (i) Agreements. Comply with its obligations under the Transaction Documents.

                 (j) Information and Inspection. Borrower shall furnish to Lender from time to time, upon request, such information as is reasonably requested by Lender pertaining to the performance by Borrower of its obligations hereunder or to any matter concerning the books, records, operations, financial condition, properties, activities or business of the Station. At all reasonable times and with reasonable notice to Borrower, Borrower shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of Borrower and its books and records relating to the Station, and to make copies thereof, and to discuss Borrower's affairs, finances and accounts with the management and independent accountants of Borrower. Nothing herein shall be deemed to permit Lender to have access to any documents or other materials not relating to the assets of the Partnership or the transactions contemplated hereunder.

         Section 6.2 Negative Covenants. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, Borrower hereby covenants that it will not:

                 (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness evidenced by the Note; (ii) unsecured indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Seventy-Five Thousand Dollars ($75,000) in the aggregate at any one time; (iii) unsecured indebtedness for borrowed money not to exceed One Million Dollars ($1,000,000) in the aggregate at any one time; (iv) obligations or liabilities arising under the indemnification provisions of the Purchase Agreement.

                 (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                          (i)     any security interest or lien created
pursuant to or in connection with this Agreement or securing the Loan, the Security Agreement, the Partnership Pledge Agreement, Stock Pledge Agreement or the Collateral Assignment;

                          (ii)    liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iii)   materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iv)  deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                          (v)     any judgment lien, singly or aggregated with
other judgment liens, in an amount less than Fifty Thousand Dollars ($50,000), unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay.

                 (c) Disposition of Assets. Except pursuant to the terms of the Purchase Agreement, sell, transfer, lease or otherwise dispose of any of its assets or properties other than sales of assets in the ordinary course of business (which sales in the ordinary course of business shall expressly not include any transfer or assignment of any FCC License).

                 (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                 (e) Transfer or Issuance of Equity. Issue any partnership interests of Borrower or permit the transfer of any Pledged Interests, or permit any options, warrants, convertible securities or other rights to purchase such Pledged Interests, except that the foregoing shall not apply to (i) any issuances or transfers to the Lender, (ii) any redemption by the Borrower of its partnership interests prior to the occurrence of an Event of Default, or

(iii) any transfers of any Pledged Interests so long as any such transfer does not impair the security interest granted to the Lender in such Pledged Interests and, prior to any such transfer, the transferee of the Pledged Interests executes and delivers to Lender the Acknowledgment and Consent and agrees to be bound by the Partnership Pledge Agreement pursuant to documents in form and substance acceptable to Lender.

                 (f) Remove Assets. Remove any of the assets included in the collateral described in the Security Agreement or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by Lender with respect to such assets.

                 (g) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution to any partner of Borrower, as a dividend, return of capital or other payment or distribution of any kind in respect of Borrower's partnership interests, that does not comply with applicable laws, rules, regulations and orders of any governmental authority.

                 (h) Transactions with Affiliates. Enter into any transaction or agreement, other,than the Transaction Documents, with any affiliate of Borrower, except (i) Borrower shall be permitted to make loans, advances or any other extension of credit to any affiliate of Borrower so long as the total amount of any such loans, advances and extensions of credit by Borrower to affiliates of Borrower and to all other parties does not exceed at any time One Million Dollars ($1,000,000) in the aggregate, (ii) Borrower shall be permitted to make capital contributions to the subsidiary partnership contemplated by Section 8.15 hereof, and (iii) that Borrower shall be permitted to enter into any other transaction or agreement with any affiliate of Borrower so long as Borrower's monthly payment obligations, whether scheduled or by penalty, foreclosure or acceleration, under all such transactions and agreements in effect at any time do not exceed, in the aggregate, the difference between the monthly Program Fee payable by Lender to Borrower under the Time Brokerage Agreement and the monthly interest payments on the Loan required by Section 1.3 hereof (such difference is the "Excess TBA Payment").

                 (i) Contracts. Enter into any contract or commitment relating to its assets except for contracts involving monthly aggregate payments of less than the Excess TBA Payment and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder).

                 (j) Adverse Change. Suffer any material adverse change resulting from any action taken by Borrower in the business, assets or properties of the Station, including any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Station.

                 (k) Write-Down. Make any significant write-down of the value of any assets without the prior written consent of Lender except and as required by generally accepted accounting principles as required to present accurate financial information on Borrower.

                 (l) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to Borrower.

                 (m) Agreements. Commit any material breach or default under the Transaction Documents.

                 (n) Loans. Make any loans, advances or other extensions of credit that exceed at any time One Million Dollars ($1,000,000) in the aggregate.

         Section 6.3 Reporting Requirements. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, Borrower shall, unless Lender shall otherwise consent in writing, furnish to Lender:

                 (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.1) of which Borrower has knowledge, the statement of the President of the general partner of Borrower setting forth details of such Event of Default and the action which Borrower proposes to take with respect thereto.

                 (b) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against Borrower in which the claim involved is Fifty Thousand Dollars ($50,000) or more and of any other matter of the type described in Section 5.6.

                 (c) Indebtedness Certificate. On the last business day of each calendar quarter, Borrower shall deliver to Lender a certificate signed by the General Partner setting forth the total indebtedness of the Borrower, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, as of the date of such certificate.

                 (d) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of Borrower or the Station as Lender may from time to time reasonably request.

ARTICLE VII      EVENTS OF DEFAULT

         Section 7.1 Events of Default. Under this Agreement, an Event of Default shall be any of the following:

                 (a) Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to Lender in respect of fees and expenses payable under the Loan Documents when due whether at the due date thereof or by acceleration or otherwise, and, in the case of any installment of interest, such default shall remain unremedied for a period of five (5) days after written notice thereof is given by Lender to Borrower; provided, however, that the payment defaults described in this Section 7.1(a) shall not constitute an Event of Default if, at the time of such payment default, Lender shall have failed to pay Borrower a Program Fee in accordance with Attachment I of the Time Brokerage Agreement, it being understood that any failure by Lender to make such payment as a result of a breach by Borrower of the Time Brokerage Agreement shall not excuse Borrower from complying with its obligations under this Section 7.1(a); or

                 (b) The security interest or lien of Lender in any material portion of the collateral covered by the Security Agreement, Partnership Pledge Agreement, Stock Pledge Agreement or the Collateral Assignment shall at any time not constitute a legal, valid and enforceable security interest or lien, and Borrower shall have failed to take such actions as are reasonably requested by Lender to correct any such illegality, invalidity or unenforceability within a reasonable period of time following such request; or

                 (c) Any representation or warranty made by Borrower herein, in the Security Agreement or the Collateral Assignment, by the Partners in the Partnership Pledge Agreement, or by the Stockholders in the Stock Pledge Agreement, or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, the Collateral Assignment, the Security Agreement, the Partnership Pledge Agreement, or the Stock Pledge Agreement, shall prove to have been incorrect in any material respect when made; or

                 (d) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, the Collateral Assignment, the Partners shall fail to perform or observe any material term, covenant or agreement contained in the Partnership Pledge Agreement, or Stockholders shall fail to perform or observe any term, covenant or agreement contained in the Stock Pledge Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender; or

                 (e) Borrower or the Partners shall fail to pay any indebtedness for borrowed money owing by Borrower or the Partners, or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or Borrower or the Partners shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by Borrower or the Partners, if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness and, in the case of any of the foregoing, Lender reasonably determines in the exercise of its sole discretion that the failure to pay or perform could have a material adverse effect on (i) the value of the assets of Borrower or the Pledged Interests, (ii) the enforceability of the Loan Documents by the Lender in accordance with their respective terms or (iii) the exercise by the Lender of its rights and remedies under the Loan Documents; or

                 (f)      [Reserved]

                 (g) Either (i) Borrower, the Partners or the Stockholders shall fail to pay its debts as they mature in the ordinary course of business; or (ii) Borrower, the Partners or the Stockholders shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) Borrower, the Partners or the Stockholders shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of Borrower, the Partners or the Stockholders and such appointment shall continue undischarged for a period of thirty (30) days; or (v) an involuntary case is commenced against Borrower, the Partners or the Stockholders under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) Borrower, the Partners or the Stockholders shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against Borrower, the Partners or the Stockholders and shall remain undismissed for a period of thirty (30) days; or (viii) Borrower, the Partners or the Stockholders shall take any action for the purpose of effectuating the foregoing, and, in the case of any of the foregoing events with respect to the Stockholders or the Partners other than the General

Partner, Lender reasonably determines in the exercise of its sole discretion that the occurrence of any of the foregoing events could have a material adverse effect on (i) the value of the assets of Borrower or the Pledged Interests, (ii) the enforceability of the Loan Documents by the Lender in accordance with their respective terms or (iii) the exercise by the Lender of its rights and remedies under the Loan Documents; or

                 (h) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of Borrower; or

                 (i) Other than any license for ATV or DTV facilities, there shall be a cancellation, denial or revocation of any material FCC License for the Station, Borrower shall be finally denied renewal of any such FCC License, or any such FCC License shall be renewed on terms that materially adversely affect the economic or commercial value or usefulness thereof; or

                 (j) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of Fifty Thousand Dollars ($50,000), or (ii) in the aggregate at any time an amount in excess of Fifty Thousand Dollars ($50,000), and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage, shall be entered or filed against Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 (k) Any material adverse effect upon or change in (a) as a result of any action taken by Borrower, the business, assets or properties of the Station, including any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Station, (b) as a result of any action taken by Borrower, liabilities or capitalization of Borrower or on the ability of Borrower to conduct its business, (c) as a result of any action taken by Borrower or the Partners, the ability of Borrower, the Partners or any other party to a Loan Document (other than Lender) to perform its obligations hereunder or under any other Loan Document to which it is a party,
(d) the validity or enforceability of this Agreement, the Note or any other Loan Document, (e) the rights or remedies of Lender under this Agreement, the Note or any other Loan Document or at law or in equity, or (f) as a result of any action taken by Borrower, the value of any material collateral granted to Lender pursuant to any Loan Document shall occur.

         Section 7.2 Effect of Event of Default. Should any Event of Default occur, Lender may at its option by written notice to Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this

Agreement and every other obligation of Borrower to Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under Section 7.1(g), all the obligations of Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to Borrower required from Lender. Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, Partnership Pledge Agreement, the Stock Pledge Agreement and the Collateral Assignment, which provisions are hereby incorporated by reference.

ARTICLE VIII              MISCELLANEOUS

         Section 8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.2 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement or the Collateral Assignment, nor consent to any departure by Borrower therefrom, shall in any event be effective unless in writing, signed by Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         Section 8.3 Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement or the Collateral Assignment, the provisions of this Agreement shall control.

         Section 8.4 Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

If to Borrower:  Ponce-Nicasio Broadcasting, A Limited Partnership
                 3100 Gold Nugget Way
                 Placerville, California 95667
                 Attention: Ron V. Briggs

If to Lender:    Paxson Communications of Sacramento-29, Inc.
                 601 Clearwater Park Road
                 West Palm Beach, Florida 33401
                 Attention: Lowell W. Paxson

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         Section 8.5 Expenses. In the event of a default by Borrower or Lender hereunder which results in a lawsuit or other proceeding for any remedy available under this Agreement or any other Loan Document, the prevailing party shall be entitled to reimbursement from the other party of all costs and expenses incurred by such party directly in the enforcement of this Agreement or the other Loan Documents, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery or recordation of any instruments and documents to be delivered hereunder. In addition, Borrower agrees to pay all the costs and expenses of Borrower in connection with the negotiation, preparation and execution of the Loan Documents and all the costs of furnishing all opinions by counsel for Borrower, and of Borrower's performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with including, without limitation, confirming compliance with insurance requirements.

         Section 8.6 Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of Lender. Lender shall be permitted to assign, upon prior written notice to Borrower but without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to one or more other affiliates of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to such other affiliate and (y) to creditors of Lender or its affiliates as security for indebtedness of Lender or such affiliates. For purposes of this section, the term affiliate shall mean, as applied to any entity or individual, any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or otherwise by contract.

         Section 8.7 Governing Law; Venue. This Agreement, the Note, the Security Agreement, the Partnership Pledge Agreement, the Stock Pledge Agreement and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof. Borrower and Lender hereby irrevocably submit to the exclusive jurisdiction and venue of the state and federal district courts for Sacramento, California for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof. Borrower and Lender hereby waive and agree not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) they are not personally subject to the jurisdiction of such courts,
(B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper. Borrower and Lender agree that, notwithstanding any right or privilege they may possess at any time, they and their property are and shall be generally subject to suit on account of the obligations they have assumed hereunder. Borrower and Lender agree that service in person or by certified or registered U.S. mail to its address set forth in Section 8.4, or as subsequently changed as provided therein, shall constitute valid in personam service upon Borrower and Lender and their successors and assigns in any action or proceeding with respect to any matter as to which they have submitted to jurisdiction hereunder. The obligations of Borrower and Lender under this Section shall survive any termination of this Agreement.

         Section 8.8 Severability of Provisions. Any provision of this Agreement, the Note, the Partnership Pledge Agreement, the Stock Pledge Agreement, the Security Agreement, or the Collateral Assignmnent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         Section 8.9 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.10 Rights Affected by Extensions. The rights of Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of Borrower or any endorser, guarantee, or surety.

         Section 8.11 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of Borrower to Lender hereunder have been paid in full.

         Section 8.12 FCC Compliance. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, but without limiting or waiving Borrower's obligations hereunder or under any of the other Loan Documents, Lender's remedies hereunder and under the other Loan Documents are subject to compliance with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC, and Lender will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result in any assignment of any FCC authorization held by Borrower or any change of control of the Station if such assignment or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the other Loan Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Borrower by Lender or control, affirmative or negative, direct or indirect, of Borrower by Lender, over the programming, management or any other aspect of the operation of Borrower, which ownership and control remain exclusively and at all times in Borrower until such time as Lender has complied with such law, rules, regulations and policies.

         Section 8.13 Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of Lender hereunder or thereunder.

         Section 8.14 Indemnification. Borrower hereby indemnifies and holds harmless Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person arising from any material breach by Borrower of the provisions hereof, including, without limitation, any of the representations and warranties, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

         Section 8.15 Maximum Interest. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrower further agree that:

                 (i) if any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.15 shall govern, and neither Borrower nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;

                 (ii) if at any time the amount of interest under any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;

                 (iii) if the maturity of any Loan Document is accelerated for any reason, or in the event of any prepayment by Borrower, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;

                 (iv) if it should be held that any interest payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

                 (v) the spreading, prorating and amortizing of interest over the Maturity Date of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.

         Section 8.16 Subsidiary. Notwithstanding anything to the contrary contained herein, Borrower may establish a subsidiary partnership, of which Borrower shall be the sole limited partner, and General Partner shall be the sole general partner, and such subsidiary partnership, and the assets, liabilities, business and prospects thereof, shall not be subject to the terms and conditions of this Agreement.

         Section 8.17 No Joint Ventures. Neither this Agreement, any other Loan Document nor any action taken by Lender or Borrower hereunder or thereunder shall be deemed to create any joint venture, partnership or other business relationship between Lender and Borrower other than the lender-borrower relationship expressly created hereby.


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
                                      -25-

                 IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        PAXSON COMMUNICATIONS OF
                                        SACRAMENTO-29, INC.



                                        By:  /s/ James B. Bocock
                                           -------------------------------------
                                             James B. Bocock
                                             President


                                        PONCE-NICASIO BROADCASTING, A
                                        LIMITED PARTNERSHIP

                                        By:  Ponce-Nicasio Broadcasting, Inc.,
                                             its general partner


                                             By:  /s/ Carmen Briggs
                                                --------------------------------
                                                  Name:  Carmen Briggs
                                                  Title:  President